UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 26, 2006

                       Speaking Roses International, Inc.
             (Exact name of registrant as specified in its charter)

                 Utah                       0-22515              20-0612376
   (State or other jurisdiction         (Commission File      (I.R.S. Employer
        of incorporation)                    Number)         Identification No.)

                               404 Ironwood Drive
                           Salt Lake City, Utah 84115
                    (Address of principal executive offices)

                                 (801) 433-3900
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

         On May 26, 2006, John W. Winterholler tendered his resignation as the Chief Executive Officer of the Company, effective as of June 1, 2006. In connection with his resignation, the Company agreed to enter into a Separation Agreement with Mr. Winterholler and provide him with the following remuneration:

         o 13 months of base salary, which amounts to $162,500, payable in accordance with the Company's standard payroll practices and subject to required withholdings;

         o 150,000 non-qualified stock options, vesting on June 30, 2006 and exercisable until June 30, 2016, at an exercise price of $0.25 per share;

         o Accelerated vesting, to June 30, 2006, of 200,000 unvested incentive stock options previously awarded to Mr. Winterholler, exercisable until April 20, 2015, at an exercise price of $0.71 per share;

         o Accelerated vesting, to June 30, 2006, of 100,000 unvested incentive stock options previously awarded to Mr. Winterholler, exercisable until March 2, 2016, at an exercise price of $0.70 per share;

         o Retention of 100,000 previously vested incentive stock options, exercisable until April 20, 2015, at an exercise price of $0.71 per share; and

         o Continued medical, dental and disability insurance benefits, pursuant to federal law, for up to one year or until such time as Mr. Winterholler accepts new employment which offers comparable insurance benefits.

         Under the Separation Agreement, Mr. Winterholler will agree to: (i) release the Company and certain related parties, including the Company's officers, directors and employees, from all claims and liabilities under federal and state employment laws arising prior to the separation date; and (ii) continue to abide by the terms of the non-disclosure and non-competition agreement previously entered into by Mr. Winterholler and the Company. The Separation Agreement will contain further provisions customary for a transaction of this nature.

Item 3.02 Unregistered Sale of Equity Securities

         The disclosures provided in Items 1.01 and 5.02 of this Form 8-K are hereby incorporated by reference with respect to the terms and award of the stock options granted to Mr. Winterholler. The grant of the convertible securities described therein will be made pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder, based in part on the representations made by the holder thereof.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 26, 2006, Mr. John W. Winterholler submitted his resignation as Chief Executive Officer of the Company, effective as of June 1, 2006. The information set forth under Item 1.01 of this Form 8-K is incorporated into this Item 5.02(b) by this reference.

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(c) On May 26, 2006, the Company's Board of Directors appointed Mr. Terrell A.
Lassetter as Chief Executive Officer of the Company, effective as of June 1, 2006. Mr. Lassetter, 75, has served as a director of the Company since 2004. He was the owner of University Hyundai in Utah from 1990 until June, 2005. Between 1953 and 1987, he was employed by International Business Machines Corporation
(IBM), where he held various engineering and executive management positions. Mr. Lassetter was also the Chief Executive Officer and a regional developer of the Help-U-Sell franchise system. Between 1965 and 1987, Mr. Lassetter was an executive with IBM WorldTrade Corp., where he managed a number of IBM manufacturing plants outside the United States. Between 1977 and 1987, Mr. Lassetter managed the Lexington operations of IBM, which subsequently became Lexmark Corporation. Mr. Lassetter obtained his Master of Science in Electrical Engineering from the University of Kentucky and his Bachelor of Science in Electrical Engineering from the University of Tennessee.

         The Company has not entered into an employment agreement with Mr. Lassetter, who remains an employee at will and whose employment may be terminated at any time. The Company has agreed to provide Mr. Lassetter with an annual base salary of $125,000 subject to annual adjustment by the Compensation Committee, and to allow Mr. Lassetter to participate in the Company's Long-Term Incentive Plan. Mr. Lassetter is also entitled to receive all the other benefits available to employees of the Company, such as medical and dental insurance benefits, short-term and long-term disability, life insurance, 401(k) plan contribution matching, annual paid time off, and holidays.

Item 9.01 Financial Statements and Exhibits.

         None.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: May 31, 2006

                                            Speaking Roses International, Inc.
                                            By:  /s/Bradley E. Wittwer
                                                ------------------------------
                                                     Bradley E. Wittwer,
                                                     Chief Financial Officer



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